          STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                            Forty Weeks Ended
                                                                         August 3,     August 4,
                                                                           1997         1996
                                                                       ----------    ----------
Earnings per Common Share - Primary
     Average shares outstanding                                         48,531,790    41,607,778
     Net effect of dilutive stock options-based on the treasury
         stock method using average market price                            36,203       101,502
                                                                       -----------   -----------

         Totals                                                         48,567,993    41,709,280
                                                                       ===========   ===========

     Income from continuing operations                                 $   290,309   $14,675,468
     Income from discontinued operations                                                 397,816
     Gain on sale of discontinued operations, net of income taxes                     22,080,375
                                                                       -----------   -----------

         Net income                                                    $   290,309   $37,153,659
                                                                       ===========   ===========

Per Share amount:

     Income from continuing operations                                 $       .01   $       .35
     Income from discontinued operations                                                     .01
     Gain on sale of discontinued operations, net of income taxes                            .53
                                                                       -----------   -----------

         Net income                                                    $       .01   $       .89
                                                                       ===========   ===========

Earnings per Common Share - Fully Diluted:

     Average shares outstanding                                         48,531,790    41,607,778
     Net effect of dilutive stock options-based on the treasury
         stock method using the average market price                        36,203       113,480
     Assumed conversion of convertible debentures                          (A)         5,205,632
                                                                       -----------   -----------

         Totals                                                         48,567,993    46,926,890
                                                                       ===========   ===========

     Income from continuing operations                                 $   290,309   $14,675,468
     Add convertible debentures interest,
         net of income tax                                                  (A)        3,524,982
                                                                       -----------   -----------

     Total from continuing operations                                      290,309    18,200,450
     Income from discontinued operations                                                 397,816
     Gain on sale of discontinued operations, net of income taxes                     22,080,375
                                                                       -----------   -----------

         Net income                                                    $   290,309   $40,678,641
                                                                       ===========   ===========

Per Share amount:

     Income from continuing operations                                 $       .01   $       .39
     Income from discontinued operations                                                     .01
     Gain on sale of discontinued operations, net of income taxes                            .47
                                                                       -----------   -----------

         Net income                                                    $       .01   $       .87
                                                                       ===========   ===========


(A) For the forty weeks ended August 3, 1997, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents. No consideration was given to the convertible debentures as they had an anti-dilutive effect.

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                           Twelve Weeks Ended
                                                                        August 3,     August 4,
                                                                           1997         1996
                                                                       -----------   ----------

Earnings per Common Share - Primary
     Average shares outstanding                                         48,568,109    41,660,319
     Net effect of dilutive stock options-based on the treasury
         stock method using average market price                            28,320       148,352
                                                                       -----------   -----------

         Totals                                                         48,596,429    41,808,671
                                                                       ===========   ===========

         Net income                                                    $ 8,766,650   $ 6,620,895
                                                                       ===========   ===========

Per Share amount:

         Net income                                                    $       .18   $       .16
                                                                       ===========   ===========

Earnings per Common Share - Fully Diluted:

     Average shares outstanding                                         48,568,109    41,660,319
     Net effect of dilutive stock options-based on the treasury
         stock method using the average market price                        28,320       148,352
     Assumed conversion of convertible debentures                          (A)           (A)
                                                                       -----------   -----------
         Totals                                                         48,596,429    41,808,671
                                                                       ===========   ===========

     Income from continuing operations                                 $ 8,766,650   $ 6,620,895
     Add convertible debentures interest,
         net of income tax                                                 (A)           (A)
                                                                       -----------   -----------
         Net income                                                    $ 8,766,650   $ 6,620,895
                                                                       ===========   ===========

Per Share amount:

         Net income                                                    $       .18   $       .16
                                                                       ===========   ===========


(A) For the third quarter of 1997 and 1996, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents. No consideration was given to the convertible debentures as they had an anti-dilutive effect.